UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 26, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2013 (the “November 19 Form 8-K”), HealthSouth Corporation (the “Company”) previously issued $320.0 million in aggregate principal amount of 2.00% Convertible Senior Subordinated Notes due 2043 (the “Convertible Notes”) to holders of, and in exchange for, 257,110 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.10 per share and liquidation preference $1,000 per share. The Convertible Notes are governed by the Indenture (the “Indenture”), dated November 18, 2013, by and between the Company and Wells Fargo Bank, National Association, as trustee, paying agent, conversion agent and registrar.
On May 26, 2017, the Company provided the notice of the redemption of all of the outstanding principal amount of the Convertible Notes on June 26, 2017 (the “Redemption Date”). Pursuant to the Indenture, the holders of the Convertible Notes had the right to elect to convert those notes to shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), before the close of business on June 23, 2017.
The Company previously reported unregistered issuances of Common Stock in connection with conversion elections delivered by noteholders to the Company in the Current Reports on Form 8-K filed with the SEC on June 12, 2017 and June 20, 2017 (the “June 20 Form 8-K”). Since the filing of the June 20 Form 8-K, the Company has received conversion elections that have resulted, or are expected to result, in the following issuances of shares of Common Stock:

Issuance Date	Shares Issued	Principal Converted
June 23, 2017	549,253	$19,731,000
June 26, 2017	1,402,667	50,394,000
June 27, 2017	884,706	31,786,000
June 28, 2017	268,999	9,665,000
	3,105,625	$111,576,000
On the Redemption Date, the Company redeemed by cash payment $614,000 of remaining aggregate principal amount of Convertible Notes. In the aggregate, holders of $319.4 million in principal amount of Convertible Notes elected to convert, which resulted or will result in the Company issuing 8,895,483 shares of Common Stock.
The shares of Common Stock delivered in connection with these conversions have been issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction. The Convertible Notes and the shares of Common Stock issuable upon the conversion of the Convertible Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The foregoing descriptions of the Convertible Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture. A copy of the Indenture, including the form of Global Note for the Convertible Notes, was attached as Exhibit 4.1 to the November 19 Form 8-K.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K, which are not historical facts, such as the expected conversion settlement dates are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the price of the Company’s common stock as it affects the tax and accounting impacts resulting from conversions of the Notes; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; general conditions or significant disruptions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 26, 2017